EXHIBIT 23.1

CHERRY
BEKAERT &
HOLLAND
CERTIFIED PUBLIC
ACCOUNTANTS &
CONSULTANTS





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to incorporation by reference in the Registration Statement of Ruby Mining Company on Form S-8 relating to various consulting agreements of Ruby Mining Company of our report dated July 16, 2001, relating to the financial statements of Admiralty Corporation as of December 31, 2000 and the years ended December 31, 2000 and 1999, and the from-inception period of January 1, 1998 through December 31, 2000, included in the Ruby Mining Company Amended Current Report on Form 8-K/A filed on August 3, 2001.


                                    /s/      Cherry, Bekaert & Holland, L.L.P.

September 19, 2001
Atlanta, Georgia












                        Cherry, Bekaert & Holland, L.L.P.
               636 South Central Avenue - Suite 201 - (30354-1988)
                     P. O. Box 82472 Atlanta, GA 30354-0472
          (404) 762-7758 - Fax (404) 767-3217 - E-mail: atlanta@cbh.com
         6576 E. Church Street - Douglasville, GA 30134 - (770) 942-1560
        Fax (770) 489-0257 Offices Throughout The Southeast - Represented
          Internationally Through Summit International Associates, Inc.